Exhibit 4.17
CONVERTIBLE PROMISSORY NOTE

November 22, 2011

$400,004.00

FOR VALUE RECEIVED, the undersigned corporation (the “Company”), promises to pay to G3 Connect, LLC, a Delaware corporation (the “Lender”) the principal sum of  Four Hundred Four Thousand Dollars ($404,004) and interest at the annual rate of six percent (6%) on the unpaid balance pursuant to the following terms:

1. Principal and Interest. For value received, the Company hereby promises to pay to the order of the Lender in lawful money of the United States of America and in immediately available funds the principal sum of  Four Hundred Four Thousand Dollars ($404,004.00) (the “Principal Amount”) together with interest on the unpaid principal of this note at the rate of six percent (6%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this promissory note (the “Note”) until paid.

2. Principal and Interest Payments. All principal and accrued interest shall be due and payable three (3) calendar years from the date of this Note (the “Maturity Date”), in cash; provided, however, that in the event the Lender converts any of the Principal Amount, pursuant to the provisions of paragraph 4 below, no interest shall be due or payable for the portions of the Principal Amounts that have been converted.  All cash payment amounts shall be first applied to interest, if any, and then the balance to principal.

3. Right of Prepayment. Notwithstanding the payments pursuant to Section 2, the Company at its option shall have the right to prepay a portion or all outstanding principal of the Note. With respect to prepayment there shall be a 120% premium applicable to prepayment of the outstanding balance whether in full or in part.

4. Conversion.

(a)           At any time on or prior to the Maturity Date, any amount of the unpaid Principal Amount (the “Conversion Amount”) may be converted into shares of common stock of the Company (the “Common Stock”) equal to the result of (i) the Conversion Amount, divided by (ii) the Conversion Price (as defined below):

The “Conversion Price” shall be the per share amount that results from dividing $400,004.00 by 67,260.00 shares, or $0.00600654 per share.

(b)           In the event that the Principal Amount on this Note is converted into Common Stock in accordance with the terms of this Section 4, the Company shall promptly issue to Lender a certificate representing the shares of Common Stock into which the obligations of the Company under this Note have been converted.

(c) No certificates representing fractional shares of Common Stock shall be issued to Lender upon conversion of principal due hereunder into common stock.

(d) Notwithstanding the above, in no event shall the Lender (or the Lender in combination with its affiliates or assignee(s)) be entitled to convert any portion of this Note if upon such conversion the sum of (1) the number of shares of common stock beneficially owned by the Lender and its affiliates and (2) the number of shares of common stock issuable upon the conversion of the portion of this debt with respect to which the determination of this provision is being made, would result in beneficial ownership by the Lender and its affiliates of more than 49% of the outstanding shares of Common Stock.  For purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13 (d) of the Securities Exchange Act of 1934, as amended, and Regulations 13-G thereunder.  In the event Lender acquires any shares of Common Stock, either before or after conversion of the Note into Common Stock, that would bring the ownership of the Lender and its affiliates to greater than 49%, Lender agrees that any such excess shares are not valid issuances of Common Stock and are immediately cancelable.

5. Waiver and Consent. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

6. Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Lender, including, without limitation, conversions of the Principal Amount of this Note, the indebtedness evidenced hereby shall be deemed canceled and paid in full.

7. Severability. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

8. Amendment and Waiver. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

9. Successors. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

10. Assignment. This Note shall not be directly or indirectly assignable or delegable without written permission of the Company and the Lender.

11. No Strict Construction. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

12. Further Assurances. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

13. Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Company:                                      Pervasip Corp.
75 South Broadway Suite 400
White Plains, NY 10601
914-517-1632

If to the Lenders:                                  G3 Connect, LLC
321 Newark Street 3rd Floor
Hoboken, NJ 07030

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

14. Remedies, Other Obligations, Breaches and Injunctive Relief. The Lender’s remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lender under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. No remedy conferred under this Note upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Lender to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. Every right and remedy of the Lender under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lender. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

15. Governing Law; Jurisdiction. THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS OR NEW YORK STATE SUPREME COURT LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

16. No Inconsistent Agreements. None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

17. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

18. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR THE LENDER TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

19. Entire Agreement. This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

20. Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Telecopied or email (via PDF) signatures shall be deemed to have the same effect as an original.

IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of November 22, 2011.

Pervasip Corp.

By: /s/ Paul H. Riss____
       Paul H. Riss
       CEO

Acknowledged and Agreed to:

NOTE HOLDER:

G3 Connect, LLC

By: /s/ Steve Kaitz____
Steve Kaitz
CEO

EXHIBIT A

NOTICE OF HOLDER CONVERSION – November __, 2011 Note

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby elects to convert the attached Convertible Note into shares of common stock (the “Common Stock”), of  Pervasip Corp. (the “Company”) according to the conditions hereof, as of the date written below. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion request:

_________________________
Date to Effect Conversion

____________________________
Number of shares of Common Stock to be Issued

$__________________________
Principal Amount Converted

$___________________________
Applicable Conversion Price

$___________________________
Principal Amount Remaining

G3 Connect, LLC
I represent that this conversion of debt into Common Stock does not result in G3 Connect, LLC, or G3 Connect, LLC, together with its affiliates and assigns, owning more than 49% of the Common stock of Pervasip Corp.

G3 Connect, LLC.

By: __________________________________
Name:
Title:

Mailing Address for Stock Certificate:
G3 Connect, LLC
321 Newark Street 3rd Floor
Hoboken, NJ 07030